Exhibit 10.26

DEBT TO EQUITY CONVERSION AGREEMENT

This Debt to Equity Conversion Agreement (“Agreement”) is made effective as of March 30, 2021 (the “Effective Date”), by and between Petrolia Energy Corporation (“Petrolia”), and Mark M. Allen (referred to in this Agreement as the “Lender” solely for the purposes of this Agreement.) As used herein, Petrolia and the Lender are each individually referred to as a “Party” and collectively referred to as the “Parties”).

WHEREAS, the Lender has an outstanding debt of Two Hundred Seventy Thousand dollars ($270,000) with Petrolia; and

WHEREAS, it is the desire of the Parties that they enter into a written agreement in order to resolve outstanding debt to the Lender by Petrolia, by converting the debt owed by Petrolia into equity in Petrolia common stock.

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth hereinafter. and intending to be legally bound hereby, Petrolia and the Lender mutually agree as follows:

1. Consideration. In full satisfaction of all of the Lender’ s claims for loans dated December 15, 2019 and payable to him, Petrolia shall deliver to the Lender 5,400,000 paid-up shares of Petrolia common stock within fifteen (15) days after this Agreement has been executed by both parties. Additionally, Lender shall be entitled to 5,400,000warrants of Petrolia common stock at $.08/share. The warrants shall be vested immediately and expire three years after the Effective Date of this agreement.

2. Integration Clause. This Agreement contains the entire agreement of the Parties and supersedes any and all prior agreements of any type between them concerning the subject matter of this Agreement.

3. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with applicable Texas Jaw. Any legal proceeding to enforce or interpret the terms of this Agreement, if any, must be instituted and maintained exclusively in a court of appropriate subject matter jurisdiction in Houston, Harris County, Texas.

4. Amendment. This Agreement may not be amended except by an instrument in writing, executed by each of the Parties.

5. Binding Effect. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, each of the Parties hereto and each of the Parties’ respective successors, assigns, heirs and personal representatives, if any.

6. Duplicate Counterparts. This Agreement may be executed in duplicate counterparts that shall become effective to the same extent as the original only when each Party has signed and delivered a signed counterpart to the other party. Signature pages transmitted by facsimile or e-mail shall begiven the same weight and effect as, and treated as, original signatures.

IN WITNESS WHEREOF the parties hereto have executed this Agreement to be effective for all purposes as of the Effective Date.

PETROLIA ENERGY CORPORATION

* Warrant strike price of $.08/share is protected throughout the calendar year 2021. If Petrolia offers any warrants during 2021 at a strike price lower than $.08/share, these warrants will be reduced to the Iowest strike price offered in 2021.

2